Exhibit 21.1

EDGEWELL PERSONAL CARE COMPANY
List of Subsidiaries

Subsidiary Name		Jurisdiction of Incorporation	Percentage of Control
American Safety Razor Australia Pty. Limited		Australia	100%
Edgewell Personal Care Australia Pty. Ltd.		Australia	100%
Edgewell Personal Care Austria GmbH		Austria	100%
Edgewell Personal Care Canada ULC		British Columbia (Canada)	100%
Cremo Holding Company, LLC		California	100%
Cremo Company, LLC		California	100%
Schick Cayman Islands Ltd.		Cayman Islands	100%
Edgewell Cayman Islands Ltd.		Cayman Islands	100%
Edgewell Personal Care Chile SpA		Chile	100%
Edgewell Personal Care Netherlands B.V., Agencia en Chile		Chile	100%
Schick (Guangzhou) Company Limited		China	100%
Edgewell Personal Care Colombia S.A.S.		Colombia	100%
Personna International CZ s.r.o.		Czech Republic	100%
Callahan Corp.		Delaware	100%
Edgewell Personal Care Brands, LLC		Delaware	100%
Edgewell Personal Care, LLC		Delaware	100%
Edgewell Personal Care Middle East, Inc.		Delaware	100%
Edgewell Personal Care Taiwan Ltd.		Delaware	100%
Jack Black, L.L.C.		Delaware	100%
Playtex Manufacturing, Inc.		Delaware	100%
Playtex Products, LLC		Delaware	100%
Schick Manufacturing, Inc.		Delaware	100%
Sun Pharmaceuticals, LLC		Delaware	100%
Tanning Research Laboratories, LLC		Delaware	100%
Edgewell Personal Care Middle East, Inc. FZ Branch		Dubai	100%
Hawaiian Tropic Europe, LLC		Florida	100%
Edgewell Personal Care France SAS		France	100%
Edgewell Personal Care Holding GmbH		Germany	100%
Wilkinson Sword GmbH		Germany	100%
Edgewell Personal Care Hong Kong Limited		Hong Kong	100%
Schick Asia Limited		Hong Kong	100%
Edgewell Holdings Hong Kong, Limited		Hong Kong	100%
Edgewell Investments Hong Kong, Limited		Hong Kong	100%
Hawaiian Tropic Europe, LLC, Ireland Branch		Ireland	100%
Edgewell Personal Care Italy S.r.L		Italy	100%
Schick Japan Kabushiki Kaisha		Japan	100%
Edgewell Personal Care Malta Ltd.	Edgewell Personal Care Malta Ltd.	Malta	100%
Centro de Manufactura Edgewell Obregon, S. de R.L. de C.V.		Mexico	100%
Edgewell Personal Care Mexico S.A. de C.V.		Mexico	100%
Personna International de Mexico, S.A. de C.V.		Mexico	100%
Edgewell Personal Care Malta Ltd., US Branch		Missouri	100%

Edgewell Personal Care Netherlands B.V.	Netherlands	100%
Wilkinson Sword GmbH, Netherlands Branch	Netherlands	100%
Edgewell Personal Care New Zealand ULC	New Zealand	100%
Carewell Industries, Inc.	New York	100%
Edgewell Personal Care Peru S.A.	Peru	100%
Edgewell Personal Care Poland sp.zo.o.	Poland	100%
Edgewell Personal Care Puerto Rico, Inc.	Puerto Rico	100%
Schick (Guangzhou) Company Limited, Shanghai Branch	Shanghai	100%
Edgewell Personal Care Spain, S.L.	Spain	100%
Edgewell Personal Care Taiwan Ltd., Taiwan Branch	Taiwan	100%
Bulldog Skincare Holdings Limited	United Kingdom	100%
Edgewell Personal Care Holdings UK Ltd.	United Kingdom	100%
Edgewell Personal Care Investments UK Ltd.	United Kingdom	100%
Wilkinson Sword Limited	United Kingdom	100%
Edgewell Personal Care VZ, C.A.	Venezuela	100%